CUSIP No. 88546E105	SCHEDULE 13G	Page 9 of 9 Pages

EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Thoughtworks Holding, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2022.

GIC PRIVATE LIMITED

By:	/s/ Diane Liang Weishan
Name: Diane Liang Weishan
Title: Senior Vice President

By:	/s/ Toh Tze Meng
Name: Toh Tze Meng
Title: Senior Vice President

GIC ASSET MANAGEMENT PTE. LTD.

By:	/s/ Chan Hoe Yin
Name: Chan Hoe Yin
Title: Director

GAMNAT PTE. LTD.

By:	/s/ Woo Tuck Kan
Name: Woo Tuck Kan
Title: Director